Exhibit 99.1
Corporate Media Contact:
 Kelley Childrey
Manning Selvage & Lee
323-866-6003
kelley.childrey@mslpr.com
Investor Relations Contact:
 Cheryl Monblatt Allen
Artes Medical
858-550-9999
callen@artesmedical.com
ARTES MEDICAL ANNOUNCES RESIGNATION OF
DIANE S. GOOSTREE AS ITS PRESIDENT AND
CHIEF EXECUTIVE OFFICER AND MANAGEMENT REORGANIZATION
     San Diego, California May 12, 2008— Artes Medical, Inc. (Nasdaq: ARTE), a medical technology company whose product ArteFill® is the first and only FDA-approved non-resorbable injectable dermal filler for the correction of nasolabial fold or “smile line” wrinkles, announced that Diane S. Goostree resigned today as the Company’s President and Chief Executive Officer. The Company has initiated an executive search for this position and, on interim basis, Christopher J. Reinhard, the Company’s Executive Chairman will assume executive responsibilities for the operations of the Company. Ms. Goostree also resigned from her position as a director on the Company’s Board of Directors.
     In connection with this announcement, during this transition period, John F. Kay, Ph.D., the Company’s Vice President of Engineering and Development Research will assume responsibilities for the coordination of product development and manufacturing activities, working with Larry J. Braga, Vice President of Manufacturing. In addition, Karon J. Morell, Vice President of Regulatory and Quality Affairs, will now also be responsible for the management and coordination of the Company’s ongoing clinical studies working with Greg J. Kricorian, M.D., Chief Medical Officer. Mike K. Green, Chief Financial Officer will assume responsibility for the Company’s overall day-to-day administrative activities.
     Mr. Reinhard, stated that, “during her tenure, Diane played an important role in leading Artes Medical through the navigation of some important challenges, including the complex regulatory process and FDA approval of ArteFill, the first and only non-resorbable injectable wrinkle filler, as well as transitioning the Company through the going-public process. We appreciate her service during these important stages of the Company’s growth and development and certainly wish her well as she advances in her career.”

About Artes Medical, Inc.
     Artes Medical is a medical technology company focused on developing, manufacturing and commercializing a new category of aesthetic injectable products for the dermatology and plastic surgery markets. The Company’s initial product, ArteFill, is being marketed to men and women as a treatment option for the correction of nasolabial folds. Additional information about Artes Medical and ArteFill is available at www.artesmedical.com and www.artefill.com.
Forward-Looking Statements
     This news release contains forward-looking statements that are based on the Company’s current beliefs and assumptions and on information currently available to its management. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. As a result of these risks, uncertainties and other factors, which include the Company’s history of net losses and its need to raise additional funds to support its operations, its reliance on its sole FDA-approved product, ArteFill, its limited experience in commercializing ArteFill, its future receipt of FDA approval to extend the efficacy period of ArteFill beyond six months and eliminate the skin test requirement, and the risk that the Company’s revenue projections may prove incorrect because of unexpected difficulty in generating sales and market acceptance of ArteFill, readers are cautioned not to place undue reliance on any forward-looking statements included in this press release. A more extensive set of risks and uncertainties is set forth in the Company’s SEC filings available at www.sec.gov. These forward-looking statements represent beliefs and assumptions only as of the date of this news release, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.
     Artes Medical® and ArteFill® are registered trademarks of Artes Medical, Inc. All other trademarks, trade names and brand names referred to in this press release are the property of their respective owners.
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